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                                                                    EXHIBIT 99.1

                             MID-PENINSULA BANCORP
   Proxy for the Special Meeting of Shareholders To Be Held October 30, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Mid-Peninsula Bancorp and the accompanying Joint Proxy Statement/Prospectus dated September 25, 1996, and revoking any Proxy heretofore given, hereby constitutes and appoints Duncan L. Matteson, Edwin E. van Bronkhorst and Warren R. Thoits, and each of them, with full power of substitution, as attornies and proxies to appear and vote all of the shares of common stock of Mid-Peninsula Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Mid-Peninsula Bancorp, to be held at 420 Cowper Street, Palo Alto, California, on October 30, 1996, at 5:00 p.m., or at any postponements or adjournment thereof, upon the following matters as set forth in the Notice of Meeting and Joint Proxy Statement/Prospectus and to vote according to their discretion on all other matters which may properly be presented for action at the Special Meeting or any postponements or adjournments thereof.

                 UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE
                        VOTED "FOR" THE FOLLOWING ITEMS:

        1. To approve the principal terms of the Second Amended and Restated Agreement and Plan of Reorganization and Merger dated as of August 20, 1996, by and between Mid-Peninsula Bancorp ("Mid-Peninsula") and Cupertino National Bancorp ("Cupertino"), pursuant to which, among other things, Cupertino will be merger with and into Mid-Peninsula (the "Merger") with Mid-Peninsula surviving the Merger and changing its name to Greater Bay Bancorp ("Bancorp").

                  / / FOR         / / AGAINST        / / ABSTAIN

    THE FOLLOWING PROPOSALS WILL TAKE EFFECT ONLY IF THE MERGER IS CONSUMMATED, TO BE EFFECTIVE AT THE EFFECTIVE TIME OF THE MERGER. THESE PROPOSALS WILL NOT TAKE EFFECT IF, FOR ANY REASON, THE MERGER DOES NOT OCCUR.

        2. To amend the bylaws to provide for a range in the number of authorized directors of not less than seven and not more than thirteen, and to fix the number of directors at ten until changed as provided in the bylaws.

                  / / FOR         / / AGAINST        / / ABSTAIN

        3. To amend the articles of incorporation to establish super-majority vote requirements equal to a two-thirds vote of the Board of Directors applicable to certain matters, including (a) a merger, sale of control or sale of material assets of Bancorp, (b) material acquisitions by Bancorp,
    (c) creation of new business units of Bancorp, Mid-Peninsula Bank or Cupertino National Bank, (d) material changes in operating budgets of Bancorp, Mid-Peninsula Bank or Cupertino National Bank, (e) material changes in the business organization or organizational structure of Bancorp, Mid-Peninsula Bank or Cupertino National Bank, (f) termination of any executive or senior officer appointed to the Executive Management Committee of Bancorp, and (g) any change in the authorized range of directors of Bancorp.

                  / / FOR         / / AGAINST        / / ABSTAIN

        4. To approve the adoption of the Greater Bay Bancorp 1996 Stock Option Plan (the "Bancorp Option Plan"), and to authorize an increase in the number of shares issuable by Bancorp pursuant to all stock option plans of Bancorp, including the Mid-Peninsula 1994 Stock Option Plan and the Bancorp Option Plan, from 457,037 to 967,890 shares.

                  / / FOR         / / AGAINST        / / ABSTAIN

        5. To amend the articles of incorporation to change the name of the corporation to Greater Bay Bancorp.

                  / / FOR         / / AGAINST        / / ABSTAIN

        6. To amend the articles of incorporation regarding director liability and indemnification of agents, and to approve and ratify certain proposed indemnification agreements between Bancorp and its directors, officers and corporate agents, including future directors and officers.

                  / / FOR         / / AGAINST        / / ABSTAIN

        7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                / / GRANT AUTHORITY        / / WITHHOLD AUTHORITY

 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
                           REVOKED PRIOR TO EXERCISE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 6. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 6.

    Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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                                              Number of Common Shares

                                  ---------------------------------------------,
                                                       1996

                                                  SHAREHOLDER(S):

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